SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

CODE NAVY

(Exact name of registrant as specified in its charter)

Wyoming

47-1109428

(State or Jurisdiction of

(IRS Employer

incorporation or organization)

Identification No.)

9891 Irvine Center Drive, Suite 200 Irvine, California 92618

 (949) 545-9363

(Address of principal executive offices)

(Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer o	Accelerated filer o

Non-accelerated filer o	Smaller reporting company ☒

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Amendment is filed to include the XBRL exhibits and for no other purpose.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 5, 2015.

CODE NAVY

By:

/s/ Tamara Semenova

Tamara Semenova (principal executive officer)

         and Chief Financial Officer